As filed with the Securities and Exchange Commission on February 1, 2017

Registration Nos.	333-200314
333-200314-01
333-200314-02

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3ASR REGISTRATION STATEMENT NO. 333-200314

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3ASR REGISTRATION STATEMENT NO. 333-200314-01

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3ASR REGISTRATION STATEMENT NO. 333-200314-02

UNDER THE SECURITIES ACT OF 1933

TYCO INTERNATIONAL FINANCE S.A.	JOHNSON CONTROLS INTERNATIONAL PLC	TYCO FIRE & SECURITY FINANCE S.C.A.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Luxembourg	Ireland	Luxembourg
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

98-0518565	98-0390500	98-1202623
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

29, Avenue de la Porte-Neuve L-2227 Luxembourg, Luxembourg +352-266-378-51	1 Albert Quay Cork, Ireland 353-21-426-0000	29, Avenue de la Porte-Neuve L-2227 Luxembourg, Luxembourg +352-266-378-51
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Judith A. Reinsdorf

Executive Vice President and General Counsel

5757 N. Green Bay Avenue

Milwaukee, Wisconsin 53209

(414) 524-1200

(Name, address and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: N/A.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one).

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”), filed by Johnson Controls International plc (“Johnson Controls”), Tyco International Finance S.A. (“TIFSA”) and Tyco Fire & Security Finance S.C.A. (“Tyco Luxembourg”)  (together, the “Registrants”), deregisters all securities remaining unissued under the Registration Statement on Form S-3ASR (Nos. 333-201945, 333-200314-01 and 333-200314-02), filed with the Securities and Exchange Commission on November 17, 2014, pertaining to the registration of an indeterminate aggregate number of debt securities of TIFSA, ordinary shares of Johnson Controls, preferred shares of Johnson Controls, purchase contracts, warrants, units, and guarantees by Johnson Controls and Tyco Luxembourg.

On December 28, 2016, Johnson Controls completed offers to exchange all validly tendered and accepted notes of certain series issued by Johnson Controls, Inc. (“JCI Inc.”) or TIFSA, as applicable, each of which is a wholly owned subsidiary of Johnson Controls, for new notes issued by Johnson Controls and the related solicitation of consents to amend the indentures governing the notes issued by JCI Inc. and TIFSA (the offers to exchange and the related consent solicitation together the “Exchange Offers”).  In connection with the completion of the Exchange Offers, the offerings pursuant to the Registration Statements have been terminated.  In accordance with undertakings made by the Registrants in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, the Registrants hereby removes from registration all Shares and other securities registered under the Registration Statement but not sold under the Registration Statement.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on February 1, 2017.  No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.

JOHNSON CONTROLS INTERNATIONAL PLC.

By:	/s/Brian J. Stief
Name:	Brian J. Stief
Title:	Executive Vice President and Chief Financial Officer

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Luxembourg, Luxembourg, on February 1, 2017.  No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

TYCO INTERNATIONAL FINANCE S.A.

By:	/s/Peter Schieser
Name:	Peter Schieser
Title:	Managing Director

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Luxembourg, Luxembourg, on February 1, 2017.  No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.

TYCO FIRE & SECURITY FINANCE S.C.A.
By TYCO FIRE & SECURITY S.À R.L., its general partner

By:	/s/Peter Schieser
Name:	Peter Schieser
Title:	Manager and authorized signatory